Exhibit 5.1

333 West Wolf Point Plaza Chicago, IL 60654 United States +1 312 862 2000 www.kirkland.com	Facsimile: +1 312 862 2200

February 27, 2026

Whirlpool Corporation

2000 North M-63

Benton Harbor, MI 49022-2692

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as legal counsel to Whirlpool Corporation, a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of (a) 6,884,057 shares of common stock (the “Firm Shares”), par value $1.00 per share (“Common Stock”) of the Company and (b) an additional 1,014,493 shares of Common Stock sold pursuant to the exercise of the underwriters’ option to purchase additional shares of Common Stock (the “Option Shares”) The Firm Shares and the Option Shares are collectively referred to herein as the “Shares”.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the restated certificate of incorporation and bylaws of the Company, (ii) a registration statement on Form S-3 (File No. 333-293648), as amended or supplemented (the “Registration Statement”) to which this letter is an exhibit, and (iii) the Underwriting Agreement, dated February 24, 2026, among the Company and Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as representatives of the several underwriters listed on Exhibit A thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto, and the due authorization, execution and delivery of all documents by the parties thereto. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares have been duly authorized and, when delivered and paid for in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), of the rules and regulations of the Securities and Exchange Commission.

Austin  Bay Area  Beijing  Boston  Brussels  Dallas  Frankfurt  Hong Kong  Houston  London  Los Angeles  Miami  Munich  New York  Paris  Philadelphia  Riyadh  Salt Lake City  Shanghai  Washington, D.C.

Whirlpool Corporation

February 27, 2026

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “blue sky” laws of the various states to the sale of the Shares.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York and the General Corporation Law of the State of Delaware.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion.

We have also assumed that the execution and delivery of the Underwriting Agreement and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company is bound.

This opinion is furnished to you in connection with the filing of the Registration Statement, and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Sincerely,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP